UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                            January 10, 2007

                      EMPIRE PETROLEUM CORPORATION


        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

8801 S. Yale, Suite 120                      74137-3575
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-488-8068)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

     On January 10, 2007, the Registrant sent out a letter to the shareholders. A copy of the letter is attached to this report as Exhibit
99.1 and is being furnished pursuant to Regulation FD.

ITEM 9.  Financial Statements and Exhibits

         (c)  Exhibits

              99.1 Letter to the shareholders of Empire Petroleum Corporation dated January 10, 2007


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date:  January 10, 2007

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer

EXHIBIT 99.1



January 10, 2007



Dear Shareholder:

     Empire's Management and Board of Directors thank all of its shareholders, particularly long term holders, for their patience and loyalty to Empire.
Many of you have been shareholders since we acquired leases and arranged for two wells to be drilled in the Cheyenne River Prospect in Wyoming. This prospect hasn't proven to be an economic success to date; however, we do have several companies showing an interest in drilling additional wells on this prospect which contains 31,205 acres.

     We also thank our new shareholders and particularly those that purchased shares in two private placements completed in 2005 and 2006. Funds from the first private placement in 2005 were used to carry out a 19.5 mile seismic survey of the Gabbs Valley Nevada Prospect. This survey was completed in late 2005, and it validated our previous geological studies, which indicated we had a very interesting oil prospect that should be tested by drilling. Therefore, the Company initiated a second private placement to raise sufficient funds to increase our interest in the prospect from 10% to 40%. At that point, the prospect consisted of 44,604 acres, which in June was increased to 75,521 acres with the purchase of an additional 30,917 acres. The second private placement was completed in September 2006, and a test well, the Empire Cobble Cuesta 1-12-12N-34E, Nye County, Nevada, commenced drilling on October 14, 2006. The well was drilled to 5,195 feet over a period of 37 days. During the drilling operation, oil shows were encountered over a large section of the well in what appeared to be fractures in volcanic tuff.

     Upon reaching 5,195 feet, a standard set of electric logs was run which was used to help evaluate and determine if the well contains hydrocarbons. In addition to the standard logs, an FMI log was run which is more effective in evaluating fractured reservoirs. This log takes longer to evaluate than standard logs; therefore, the decision was made during the evaluation period to suspend the drilling operations and release the drilling rig and all the associated equipment as it was costing about $30,000 per day. The well was secured so that it could be re-entered and tested if an analysis of the logs, particularly the FMI log, indicated that additional testing should be completed.

     The analysis of the FMI log proved to be very encouraging, indicating several prospective sections of the well that merit additional testing. Therefore, the Company plans to undertake a testing program as soon as it obtains additional financing and the necessary testing equipment. Management is optimistic for the prospect of this well being an oil discovery.

                                       Respectfully submitted,


                                       A. E. Whitehead
                                       Chairman & C.E.O.

AEW/gs